                                                                    EXHIBIT 3.8

                      CERTIFICATE OF CHANGE OF ADDRESS OF

                   REGISTERED OFFICE AND OF REGISTERED AGENT

            PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


TO:  DEPARTMENT OF STATE
     Division of Corporations
     Townsend Building
     Federal Street
     Dover, Delaware 19903


          Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies:
          1. The name of the agent is United States Corporation Company.
          2. The address of the old registered office was 229 South State Street, Dover, Kent County, Delaware 19901.
          3. The address to which the registered office is to be changed is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The new address will be effective on October 27, 1989.
          4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.
          IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice President and Assistant Secretary this 10th day of October 1989.

                                             UNITED STATES CORPORATION COMPANY

                                             /s/ ALAN E. SPIEWAK
                                             ---------------------------------
                                             Alan Spiewak, Vice President

ATTEST:


/s/ RICHARD L. KUSHAY
---------------------------------------
RICHARD L. KUSHAY, ASSISTANT SECRETARY

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D20X1805 10/28/89                                                        PAGE 33


                  STATE OF DELAWARE - DIVISION OF CORPORATIONS
                          CHANGE OF ADDRESS FILING FOR
            UNITED STATES CORPORATION COMPANY, AS OF OCTOBER 27, 1989
                                  **DOMESTIC**


0770789 FIRST HARTFORD REALTY CORPORATION                     03/15/1971 D DE
0770792 MARIANNE WILMINGTON CORPORATION                       03/15/1971 D DE
0770909 APARACOR INC.                                         03/19/1971 D DE
0770936 GAO ENGLAND LTD.                                      03/19/1971 D DE
0770983 RECREATION PUBLICATIONS, INC.                         03/23/1971 D DE
0771045 CONCORD CHESS KING, INC.                              03/25/1971 D DE
0771171 TIME-O-MATIC, INC.                                    03/31/1971 D DE
0771172 U.S. SECURITIES CORPORATION                           03/31/1971 D DE
0771288 FOSTER'S, INC.                                        04/05/1971 D DE
0771525 M.R.B., INC.                                          04/15/1971 D DE
0771615 AIC OF PUERTO RICO, INC.                              04/20/1971 D DE
0771628 GDG CORP.                                             04/21/1971 D DE
0771631 ULTRAMAR CONSTRUCTION LIMITED                         04/21/1971 D DE
0771722 NATIONAL CONSOLIDATED INDUSTRIES, LTD.                04/26/1971 D DE
0771813 LONG-LOK FASTENERS CORPORATION                        04/29/1971 D DE
0771820 ADVO-SYSTEM, INC.                                     04/29/1971 D DE
0771838 YOCAFE INVESTMENT COMPANY INC.                        04/30/1971 D DE
0771923 LNR COMMUNICATIONS, INC.                              05/04/1971 D DE
0771965 GEDWAY ASSOCIATES, INC.                               05/05/1971 D DE
0771973 USI CREDIT CORP.                                      05/06/1971 D DE
0771999 DU PAGE SOFT WATER CO.                                05/07/1971 D DE
0772106 DOMINIQUE CORPORATION                                 05/12/1971 D DE
0772123 LINCOLNWOOD PROPERTIES, LTD.                          05/13/1971 D DE
0772136 CROSSLAND MACHINE TOOLS, INC.                         05/13/1971 D DE
0772301 R.C.S. ENTERPRISES, INC.                              05/20/1971 D DE
0772348 SWANTON EQUITIES, INC.                                05/21/1971 D DE
0772460 SUN ELECTRIC INTERNATIONAL, INC.                      05/26/1971 D DE
0772535 GREGG REALTY CORPORATION                              06/01/1971 D DE
0772549 ZENITH NATIONAL INSURANCE CORP.                       06/01/1971 D DE
0772591 FISCHER-MACLEOD ASSOCIATES, INC.                      06/02/1971 D DE
0772687 MARINE SHIPPING CORPORATION                           06/07/1971 D DE
0772688 KIPPCAST CORPORATION                                  06/07/1971 D DE
0772690 ARES MANUTENTION INC.                                 06/07/1971 D DE
0772738 PANAGOPULOS ASSOCIATES                                06/08/1971 D DE
0772850 RED-RAY MANUFACTURING COMPANY, INC.                   06/14/1971 D DE
0772869 FINA EXPLORATION NORWAY INCORPORATED                  06/14/1971 D DE
0772895 WINARICK PUERTO RICO, LTD.                            06/15/1971 D DE
0772913 ICE FOLLIES AND HOLIDAY ON ICE, INC.                  06/16/1971 D DE
0772918 GENEVE HOLDINGS CORP.                                 06/16/1971 D DE
0773008 THE JOHN BICKFORD FOUNDATION                          06/21/1971 D DE
0773076 EHRLICH BOBER & CO., INC.                             06/22/1971 D DE
0773084 ENGINEERING INDUSTRIES, INC.                          06/22/1971 D DE
0773265 SPORTS SPECIALISTS LIMITED                            06/29/1971 D DE
0773338 HARRIS & FRANK, INC.                                  06/30/1971 D DE
0773353 MANSCO DEVELOPMENT COMPANY, INC.                      07/01/1971 D DE
0773834 JOHN DENVER ENTERPRISES, INC.                         07/23/1971 D DE
0773854 UNITED VIDEO MANAGEMENT, INC.                         07/23/1971 D DE